MANAGEMENT CONTRACT

between

FIDELITY COVINGTON TRUST:

FIDELITY MSCI REAL ESTATE INDEX ETF

and

FIDELITY SELECTCO, LLC

AGREEMENT made this 29th day of October, 2014, by and between Fidelity Covington Trust, a Massachusetts business trust which may issue one or more series of shares of beneficial interest (hereinafter called the "Trust"), on behalf of Fidelity MSCI Real Estate Index ETF (hereinafter called the "Fund"), and Fidelity SelectCo, LLC, a Delaware limited liability company (hereinafter called the "Adviser") as set forth in its entirety below.

1. (a) Investment Advisory Services. The Adviser undertakes to act as investment adviser of the Fund and shall, subject to the supervision of the Trust's Board of Trustees, direct the investments of the Fund in accordance with the investment objective, policies and limitations as provided in the Fund's Prospectus or other governing instruments, as amended from time to time, the Investment Company Act of 1940 and rules thereunder, as amended from time to time (the "1940 Act"), and such other limitations as the Fund may impose by notice in writing to the Adviser. The Adviser shall also furnish for the use of the Fund office space and all necessary office facilities, equipment and personnel for servicing the investments of the Fund; and shall pay the salaries and fees of all officers of the Trust, of all Trustees of the Trust who are "interested persons" of the Trust or of the Adviser and of all personnel of the Trust or the Adviser performing services relating to research, statistical and investment activities. The Adviser is authorized, in its discretion and without prior consultation with the Fund, to buy, sell, lend and otherwise trade in any stocks, bonds and other securities and investment instruments on behalf of the Fund as permitted under the Fund's investment policies. The investment policies and all other actions of the Fund are and shall at all times be subject to the control and direction of the Trust's Board of Trustees.

(b) Management Services. The Adviser shall perform (or arrange for the performance by its affiliates of) the management and administrative services necessary for the operation of the Trust. The Adviser shall, subject to the supervision of the Board of Trustees, perform various services for the Fund, including but not limited to: (i) providing the Fund with office space, equipment and facilities (which may be its own) for maintaining its organization; (ii) on behalf of the Fund, supervising relations with, and monitoring the performance of, custodians, depositories, transfer and pricing agents, accountants, attorneys, underwriters, brokers and dealers, insurers and other persons in any capacity deemed to be necessary or desirable; (iii) preparing all general shareholder communications, including shareholder reports; (iv) conducting shareholder relations; (v) maintaining the Trust's existence and its records; (vi) during such times as shares are publicly offered, maintaining the registration and qualification of the Fund's shares under federal and state law; and (vii) investigating the development of and developing and implementing, if appropriate, management and shareholder services designed to enhance the value or convenience of the Fund as an investment vehicle.

The Adviser shall also furnish such reports, evaluations, information or analyses to the Trust as the Trust's Board of Trustees may request from time to time or as the Adviser may deem to be desirable. The Adviser shall make recommendations to the Trust's Board of Trustees with respect to Trust policies, and shall carry out such policies as are adopted by the Trustees. The Adviser shall, subject to review by the Board of Trustees, furnish such other services as the Adviser shall from time to time determine to be necessary or useful to perform its obligations under this Contract.

(c) The Adviser undertakes to pay, either itself or through an affiliated company, all expenses involved in the operation of the Fund, except the following, which shall be paid by the Fund: (i) taxes; (ii) the fees and expenses of all Trustees of the Trust who are not "interested persons" of the Trust or of the Adviser; (iii) brokerage fees and commissions; (iv) interest expenses with respect to borrowings by the Fund; and (v) such non-recurring and extraordinary expenses as may arise, including actions, suits or proceedings to which the Fund is or is threatened to be a party and the legal obligation that the Fund may have to indemnify the Trust's Trustees and officers with respect thereto. It is understood that service charges billed directly to shareholders of the Fund, including charges for creations, exchanges, redemptions, or other services, shall not be payable by the Fund or the Adviser, but may be received and retained by the Adviser or its affiliates.

(d) The Adviser shall place all orders for the purchase and sale of portfolio securities for the Fund's account with brokers or dealers selected by the Adviser, which may include brokers or dealers affiliated with the Adviser. The Adviser shall use its best efforts to seek to execute portfolio transactions at prices which are advantageous to the Fund and at commission rates which are reasonable in relation to the benefits received. In selecting brokers or dealers qualified to execute a particular transaction, brokers or dealers may be selected who also provide brokerage and research services (as those terms are defined in Section 28(e) of the Securities Exchange Act of 1934) to the Fund and/or the other accounts over which the Adviser or its affiliates exercise investment discretion. The Adviser is authorized to pay a broker or dealer who provides such brokerage and research services a commission for executing a portfolio transaction for the Fund which is in excess of the amount of commission another broker or dealer would have charged for effecting that transaction if the Adviser determines in good faith that such amount of commission is reasonable in relation to the value of the brokerage and research services provided by such broker or dealer. This determination may be viewed in terms of either that particular transaction or the overall responsibilities which the Adviser and its affiliates have with respect to accounts over which they exercise investment discretion. The Trustees of the Trust shall periodically review the commissions paid by the Fund to determine if the commissions paid over representative periods of time were reasonable in relation to the benefits to the Fund.

The Adviser shall, in acting hereunder, be an independent contractor. The Adviser shall not be an agent of the Fund.

2. It is understood that the Trustees, officers and shareholders of the Trust are or may be or become interested in the Adviser as directors, officers or otherwise and that directors, officers and stockholders of the Adviser are or may be or become similarly interested in the Trust, and that the Adviser may be or become interested in the Trust as a shareholder or otherwise.

3. For the services and facilities to be furnished hereunder, the Adviser shall receive a monthly management fee, payable monthly as soon as practicable after the last day of each month, at the annual rate of 0.12% of the average daily net assets of the Fund (computed in the manner set forth in the Declaration of Trust) throughout the month; provided that the fee, so computed, shall be reduced by the compensation, including reimbursement of expenses, paid by the Fund to those Trustees who are not "interested persons" of the Trust or the Adviser.

In case of initiation or termination of this Contract during any month, the fee for that month shall be reduced proportionately on the basis of the number of business days during which it is in effect, and the fee computed upon the average net assets for the business days it is so in effect for that month.

4. The services of the Adviser to the Fund are not to be deemed exclusive, the Adviser being free to render services to others and engage in other activities, provided, however, that such other services and activities do not, during the term of this Contract, interfere, in a material manner, with the Adviser's ability to meet all of its obligations with respect to rendering services to the Fund hereunder. In the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of obligations or duties hereunder on the part of the Adviser, the Adviser shall not be subject to liability to the Fund or to any shareholder of the Fund for any act or omission in the course of, or connected with, rendering services hereunder or for any losses that may be sustained in the purchase, holding or sale of any security or other investment instrument.

5. Subject to the prior written approval of the Trustees of the Trust, satisfaction of all applicable requirements under the 1940 Act, and such other terms and conditions as the Trustees may impose, the Adviser may appoint (and may from time to time remove) one or more unaffiliated persons as agent to perform any or all of the services specified hereunder and to carry out such provisions of this Agreement as the Adviser may from time to time direct and may delegate to such unaffiliated persons the authority vested in the Adviser pursuant to this Agreement to the extent necessary to enable such persons to perform the services requested of such person by the Adviser, provided however, that the appointment of any such agent shall not relieve the Adviser of any of its liabilities hereunder.

6. (a) Subject to prior termination as provided in sub-paragraph (d) of this paragraph 6, this Contract shall continue in force until January 31, 2016 and indefinitely thereafter, but only so long as the continuance after such date shall be specifically approved at least annually by vote of the Trustees of the Trust or by vote of a majority of the outstanding voting securities of the Fund.

(b) This Contract may be modified by mutual consent subject to the provisions of Section 15 of the 1940 Act, as modified by or interpreted by any applicable order or orders of the Securities and Exchange Commission (the "Commission") or any rules or regulations adopted by, or interpretative releases or no-action letters of, the Commission or its staff.

(c) In addition to the requirements of sub-paragraphs (a) and (b) of this paragraph 6, the terms of any continuance or modification of this Contract must have been approved by the vote of a majority of those Trustees of the Trust who are not parties to the Contract or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval.

(d) Either party hereto may, at any time on sixty (60) days' prior written notice to the other, terminate this Contract, without payment of any penalty, by action of its Trustees or Board of Directors, as the case may be, or with respect to the Fund by vote of a majority of the outstanding voting securities of the Fund. This Contract shall terminate automatically in the event of its assignment.

7. The Adviser is hereby expressly put on notice of the limitation of shareholder liability as set forth in the Trust's Declaration of Trust or other organizational documents and agrees that the obligations assumed by the Trust pursuant to this Contract shall be limited in all cases to the Fund and its assets, and the Adviser shall not seek satisfaction of any such obligation from the shareholders or any shareholder of the Fund or any other Funds of the Trust. In addition, the Adviser shall not seek satisfaction of any such obligations from the Trustees or any individual Trustee. The Adviser understands that the rights and obligations of any Fund under the Declaration of Trust or other organizational document are separate and distinct from those of any and all other Funds.

8. This Agreement shall be governed by, and construed in accordance with, the laws of the Commonwealth of Massachusetts, without giving effect to the choice of laws provisions thereof.

The terms "vote of a majority of the outstanding voting securities," "assignment," and "interested persons," when used herein, shall have the respective meanings specified in the 1940 Act, as now in effect or as hereafter amended, and subject to such orders or no-action letters as may be granted by the Commission or its staff.

IN WITNESS WHEREOF the parties have caused this instrument to be signed in their behalf by their respective officers thereunto duly authorized, and their respective seals to be hereunto affixed, all as of the date written above.

FIDELITY COVINGTON TRUST
on behalf of Fidelity MSCI Real Estate Index ETF

	By	/s/Adrien Deberghes
Adrien Deberghes President and Treasurer

FIDELITY SELECTCO, LLC

|||||||||||||||||||||||||||||||||||||||||||||||||||||||||||||||||||||||||||||||||||||||	By	/s/Anthony R. Rochte
Anthony R. Rochte President

Exhibit 77Q1 - Additional Items

Item 15
Foreign Sub-Custodian Newtork for State Street Bank & Trust
Market	Subcustodian	ADDRESS

Albania	Raiffeisen Bank sh.a.	Blv. "Bajram Curri" ETC - Kati 14
Tirana, Albania

Argentina	Citibank, N.A.	Bartolome Mitre 530
1036 Buenos Aires, Argentina

Australia	Citigroup Pty. Limited	120 Collins St.
Melbourne, VIC 3000, Australia
	The Hongkong and Shanghai Banking Corporation Limited	HSBC Custody and Clearing
Level 13, 580 George St.
Sydney, NSW 2000, Australia

Austria	Deutsche Bank AG	Fleischmarkt 1
A-1010 Vienna, Austria
	UniCredit Bank Austria AG	Custody Department / Dept. 8398-TZ
Julius Tandler Platz 3
A-1090 Vienna, Austria

Bahrain	HSBC Bank Middle East Limited	1st Floor, Bldg. #2505
	(as delegate of The Hongkong and Shanghai Banking Corporation Limited)	Road # 2832, Al Seef 428
Kingdom of Bahrain

Bangladesh	Standard Chartered Bank	Silver Tower, Level 7
52 South Gulshan Commercial Area
Gulshan 1, Dhaka 1212, Bangladesh

Belgium	Deutsche Bank AG, Netherlands (operating through its Amsterdam branch with support from its Brussels branch)	De Entrees 99-197
1101 HE Amsterdam, Netherlands

Benin	via Standard Chartered Bank Côte d'Ivoire S.A., Abidjan, Ivory Coast	23, Bld de la République
17 BP 1141 Abidjan 17 Côte d'Ivoire

Bermuda	HSBC Bank Bermuda Limited	6 Front Street
Hamilton, HM06, Bermuda

Federation of Bosnia and Herzegovina	UniCredit Bank d.d.	Zelenih beretki 24
71 000 Sarajevo
Federation of Bosnia and Herzegovina
Botswana	Standard Chartered Bank Botswana Limited	4th Floor, Standard Chartered House
Queens Road
The Mall
Gaborone, Botswana

Brazil	Citibank, N.A.	AV Paulista 1111
São Paulo, SP 01311-920 Brazil

Bulgaria	Citibank Europe plc, Bulgaria Branch	Serdika Offices, 10th floor
48 Sitnyakovo Blvd.
1505 Sofia, Bulgaria
	UniCredit Bulbank AD	7 Sveta Nedelya Square
1000 Sofia, Bulgaria

Burkina Faso	via Standard Chartered Bank Côte d'Ivoire S.A., Abidjan, Ivory Coast	23, Bld de la République
17 BP 1141 Abidjan 17 Côte d'Ivoire

Canada	State Street Trust Company Canada	30 Adelaide Street East, Suite 800
Toronto, ON Canada M5C 3G6

Chile	Banco Itaú Chile S.A.	Enrique Foster Sur 20, Piso 5
Las Condes, Santiago de Chile

People's Republic of China	HSBC Bank (China) Company Limited	33rd Floor, HSBC Building, Shanghai IFC
	(as delegate of The Hongkong and Shanghai Banking Corporation Limited)	8 Century Avenue
Pudong, Shanghai, China (200120)
	China Construction Bank Corporation	No.1 Naoshikou Street
	(for A-share market only)	Chang An Xing Rong Plaza
Beijing 100032-33, China
	Citibank N.A.	39th Floor Citibank Tower
	(for Shanghai - Hong Kong Stock Connect market only)	Citibank Plaza,
3 Garden Road
Central, Hong Kong
	The Hongkong and Shanghai Banking Corporation Limited	Level 30,
	(for Shanghai - Hong Kong Stock Connect market only)	HSBC Main Building
1 Queen's Road
Central, Hong Kong
	Standard Chartered Bank (Hong Kong) Limited	15th Floor Standard Chartered Tower
	(for Shanghai - Hong Kong Stock Connect market)	388 Kwun Tong Road
Kwun Tong, Hong Kong

Colombia	Cititrust Colombia S.A. Sociedad Fiduciaria	Carrera 9A, No. 99-02
Bogotá DC, Colombia

Costa Rica	Banco BCT S.A.	160 Calle Central
Edificio BCT
San José, Costa Rica

Croatia	Privredna Banka Zagreb d.d.	Custody Department
Radnièka cesta 50
10000 Zagreb, Croatia
	Zagrebacka Banka d.d.	Savska 60
10000 Zagreb, Croatia

Cyprus	BNP Paribas Securities Services, S.C.A., Greece (operating through its Athens branch)	94 V. Sofias Avenue & 1 Kerasountos Str.
115 28 Athens, Greece

Czech Republic	Èeskoslovenská obchodní banka, a.s.	Radlická 333/150
150 57 Prague 5, Czech Republic
	UniCredit Bank Czech Republic and Slovakia, a.s.	BB Centrum - FILADELFIE
Zeletavská 1525/1
140 92 Praha 4 - Michle, Czech Republic

Denmark	Nordea Bank AB (publ), Sweden (operating through its subsidiary, Nordea Bank Danmark A/S)	Strandgade 3
0900 Copenhagen C, Denmark
	Skandinaviska Enskilda Banken AB (publ), Sweden (operating through its Copenhagen branch)	Bernstorffsgade 50
1577 Copenhagen, Denmark

Ecuador	Banco de la Producción S.A. PRODUBANCO	Av. Amazonas N35-211 y Japon
Quito, Ecuador

Egypt	HSBC Bank Egypt S.A.E.	6th Floor
	(as delegate of The Hongkong and Shanghai Banking Corporation Limited)	306 Corniche El Nil
Maadi
Cairo, Egypt

Estonia	AS SEB Pank	Tornimäe 2
15010 Tallinn, Estonia

Finland	Nordea Bank AB (publ), Sweden (operating through its subsidiary, Nordea Bank Finland Plc.)	Satamaradankatu 5
00500 Helsinki, Finland
	Skandinaviska Enskilda Banken AB (publ), Sweden (operating through its Helsinki branch)	Securities Services
Box 630
SF-00101 Helsinki, Finland

France	Deutsche Bank AG, Netherlands (operating through its Amsterdam branch with support from its Paris branch)	De Entrees 99-197
1101 HE Amsterdam, Netherlands

Republic of Georgia	JSC Bank of Georgia	29a Gagarini Str.
Tbilisi 0160, Georgia

Germany	Deutsche Bank AG	Alfred-Herrhausen-Allee 16-24
D-65760 Eschborn, Germany

Ghana	Standard Chartered Bank Ghana Limited	P. O. Box 768
1st Floor
High Street Building
Accra, Ghana

Greece	BNP Paribas Securities Services, S.C.A.	94 V. Sofias Avenue & 1 Kerasountos Str.
115 28 Athens, Greece

Guinea-Bissau	via Standard Chartered Bank Côte d'Ivoire S.A., Abidjan, Ivory Coast	23, Bld de la République
17 BP 1141 Abidjan 17 Côte d'Ivoire

Hong Kong	Standard Chartered Bank (Hong Kong) Limited	15th Floor Standard Chartered Tower
388 Kwun Tong Road
Kwun Tong, Hong Kong

Hungary	Citibank Europe plc Magyarországi Fióktelepe	7 Szabadság tér, Bank Center
Budapest, H-1051 Hungary
	UniCredit Bank Hungary Zrt.	6th Floor
Szabadság tér 5-6
H-1054 Budapest, Hungary

Iceland	Landsbankinn hf.	Austurstræti 11
155 Reykjavik, Iceland

India	Deutsche Bank AG	Block B1, 4th Floor, Nirlon Knowledge Park
Off Western Express Highway
Goregaon (E)
Mumbai 400 063, India
	The Hongkong and Shanghai Banking Corporation Limited	11F, Building 3, NESCO - IT Park, NESCO Complex,
Western Express Highway
Goregaon (East),
Mumbai 400 063, India

Indonesia	Deutsche Bank AG	Deutsche Bank Building, 4th floor
Jl. Imam Bonjol, No. 80
Jakarta 10310, Indonesia

Ireland	State Street Bank and Trust Company, United Kingdom branch	525 Ferry Road
Edinburgh EH5 2AW, Scotland

Israel	Bank Hapoalim B.M.	50 Rothschild Boulevard
Tel Aviv, Israel 61000

Italy	Deutsche Bank S.p.A.	Investor Services
Via Turati 27 - 3rd Floor
20121 Milan, Italy

Ivory Coast	Standard Chartered Bank Côte d'Ivoire S.A.	23, Bld de la République
17 BP 1141 Abidjan 17 Côte d'Ivoire

Japan	Mizuho Bank, Limited	4-16-13, Tsukishima, Chou-ku
Tokyo 104-0052, Japan
	The Hongkong and Shanghai Banking Corporation Limited	HSBC Building
11-1 Nihonbashi 3-chome, Chuo-ku
Tokyo 1030027, Japan

Jordan	Standard Chartered Bank	Shmeissani Branch
Al-Thaqafa Street, Building # 2
P.O. Box 926190
Amman 11110, Jordan

Kazakhstan	JSC Citibank Kazakhstan	Park Palace, Building A,
41 Kazibek Bi street,
Almaty 050010, Kazakhstan

Kenya	Standard Chartered Bank Kenya Limited	Custody Services
Standard Chartered @ Chiromo, Level 5
48 Westlands Road
P.O. Box 40984 - 00100 GPO
Nairobi, Kenya

Republic of Korea	Deutsche Bank AG	18th Fl., Young-Poong Building
33 Seorin-dong
Chongro-ku, Seoul 110-752, Korea
	The Hongkong and Shanghai Banking Corporation Limited	HSBC Building #25
1-Ka Bongrae-Dong
Chung-ku, Seoul 100-161, Korea

Kuwait	HSBC Bank Middle East Limited	Kuwait City, Qibla Area
	(as delegate of The Hongkong and Shanghai Banking Corporation Limited)	Hamad Al-Saqr Street
Kharafi Tower, G/1/2 Floors
P. O. Box 1683, Safat 13017, Kuwait

Latvia	AS SEB banka	Unicentrs, Valdlauèi
LV-1076 Kekavas pag., Rigas raj., Latvia

Lebanon	HSBC Bank Middle East Limited	St. Georges Street, Minet El-Hosn
	(as delegate of The Hongkong and Shanghai Banking Corporation Limited)	Beirut 1107 2080, Lebanon

Lithuania	AB SEB bankas	Gedimino av. 12
LT 2600 Vilnius, Lithuania

Malawi	Standard Bank Limited	Kaomba Centre
Cnr. Victoria Avenue & Sir Glyn Jones Road
Blantyre, Malawi

Malaysia	Deutsche Bank (Malaysia) Berhad	Domestic Custody Services
Level 20, Menara IMC
8 Jalan Sultan Ismail
50250 Kuala Lumpur, Malaysia
	Standard Chartered Bank Malaysia Berhad	Menara Standard Chartered
30 Jalan Sultan Ismail
50250 Kuala Lumpur, Malaysia

Mali	via Standard Chartered Bank Côte d'Ivoire S.A., Abidjan, Ivory Coast	23, Bld de la République
17 BP 1141 Abidjan 17 Côte d'Ivoire

Mauritius	The Hongkong and Shanghai Banking Corporation Limited	5th Floor, HSBC Centre
18 Cybercity
Ebene, Mauritius

Mexico	Banco Nacional de México, S.A.	3er piso, Torre Norte
Act. Roberto Medellín No. 800
Col. Santa Fe
Mexico, DF 01219

Morocco	Citibank Maghreb	Zénith Millénium Immeuble1
Sidi Maârouf - B.P. 40
Casablanca 20190, Morocco

Namibia	Standard Bank Namibia Limited	Standard Bank Center
Cnr. Werner List St. and Post St. Mall
2nd Floor
Windhoek, Namibia

Netherlands	Deutsche Bank AG	De Entrees 99-197
1101 HE Amsterdam, Netherlands

New Zealand	The Hongkong and Shanghai Banking Corporation Limited	HSBC House
Level 7, 1 Queen St.
Auckland 1010, New Zealand

Niger	via Standard Chartered Bank Côte d'Ivoire S.A., Abidjan, Ivory Coast	23, Bld de la République
17 BP 1141 Abidjan 17 Côte d'Ivoire

Nigeria	Stanbic IBTC Bank Plc.	Plot 1712
Idejo St
Victoria Island,
Lagos 101007, Nigeria

Norway	Nordea Bank AB (publ), Sweden (operating through its subsidiary, Nordea Bank Norge ASA)	Essendropsgate 7
0368 Oslo, Norway
	Skandinaviska Enskilda Banken AB (publ), Sweden (operating through its Oslo branch)	P.O. Box 1843 Vika
Filipstad Brygge 1
N-0123 Oslo, Norway

Oman	HSBC Bank Oman S.A.O.G.	2nd Floor Al Khuwair
	(as delegate of The Hongkong and Shanghai Banking Corporation Limited)	PO Box 1727 PC 111
Seeb, Oman

Pakistan	Deutsche Bank AG	Unicentre - Unitowers
I.I. Chundrigar Road
P.O. Box 4925
Karachi - 74000, Pakistan

Palestine	HSBC Bank Middle East Limited	Jaffa Street, Ramallah
	(as delegate of The Hongkong and Shanghai Banking Corporation Limited)	West Bank 2119, Palestine

Panama	Citibank, N.A.	Boulevard Punta Pacifica
Torre de las Americas
Apartado
Panama City, Panama 0834-00555

Peru	Citibank del Perú, S.A.	Canaval y Moreyra 480
3rd Floor, San Isidro
Lima 27, Perú

Philippines	Deutsche Bank AG	Global Transaction Banking
Tower One, Ayala Triangle
1226 Makati City, Philippines

Poland	Bank Handlowy w Warszawie S.A.	ul. Senatorska 16
00-293 Warsaw, Poland
	Bank Polska Kasa Opieki S.A	31 Zwirki I Wigury Street
02-091, Warsaw, Poland

Portugal	BNP Paribas Securities Services, S.C.A., Paris (operating through its Paris branch with support from its Lisbon branch)	3 Rue D'Antin
Paris, France Lt 1.19.01
	Deutsche Bank AG, Netherlands (operating through its Amsterdam branch with support from its Lisbon branch)	De Entrees 99-197
1101 HE Amsterdam, Netherlands

Puerto Rico	Citibank N.A.	1 Citibank Drive, Lomas Verdes Avenue
San Juan, Puerto Rico 00926

Qatar	HSBC Bank Middle East Limited	2 Fl Ali Bin Ali Tower
	(as delegate of The Hongkong and Shanghai Banking Corporation Limited)	Building no.: 150
Airport Road
Doha, Qatar

Romania	Citibank Europe plc, Dublin - Romania Branch	8, Iancu de Hunedoara Boulevard
712042, Bucharest Sector 1, Romania

Russia	Limited Liability Company Deutsche Bank	82, Sadovnicheskaya Street
Building 2
115035 Moscow, Russia

Saudi Arabia	HSBC Saudi Arabia Limited	HSBC Head Office, North Olaya Road
	(as delegate of The Hongkong and Shanghai Banking Corporation Limited)	P.O. Box 9084,
Riyadh 11413 Saudi Arabia

Senegal	via Standard Chartered Bank Côte d'Ivoire S.A., Abidjan, Ivory Coast	23, Bld de la République
17 BP 1141 Abidjan 17 Côte d'Ivoire

Serbia	UniCredit Bank Serbia JSC	Omladinskih Brigada 88, Airport City
11000 Belgrade, Serbia

Singapore	Citibank N.A.	3 Changi Business Park Crescent
#07-00, Singapore 486026
	United Overseas Bank Limited	156 Cecil Street
FEB Building #08-03
Singapore 069544

Slovak Republic	UniCredit Bank Czech Republic and Slovakia, a.s.	Sancová 1/A
813 33 Bratislava, Slovak Republic

Slovenia	UniCredit Banka Slovenija d.d.	Smartinska 140
SI-1000 Ljubljana, Slovenia

South Africa	FirstRand Bank Limited	Mezzanine Floor
3 First Place Bank City
Corner Simmonds & Jeppe Sts.
Johannesburg 2001
Republic of South Africa
	Standard Bank of South Africa Limited	3rd Floor, 25 Sauer St.
Johannesburg 2000
Republic of South Africa

Spain	Deutsche Bank S.A.E.	Calle de Rosario Pino 14-16,
Planta 1
28020 Madrid, Spain

Sri Lanka	The Hongkong and Shanghai Banking Corporation Limited	24, Sir Baron Jayatilake Mawatha
Colombo 01, Sri Lanka

Republic of Srpska	UniCredit Bank d.d.	Zelenih beretki 24
71 000 Sarajevo
Federation of Bosnia and Herzegovina

Swaziland	Standard Bank Swaziland Limited	Standard House, Swazi Plaza
Mbabane, Swaziland H101

Sweden	Nordea Bank AB (publ)	Smålandsgatan 17
105 71 Stockholm, Sweden
	Skandinaviska Enskilda Banken AB (publ)	Sergels Torg 2
SE-106 40 Stockholm, Sweden

Switzerland	Credit Suisse AG	Uetlibergstrasse 231
8070 Zurich, Switzerland
	UBS AG	Badenerstrasse 574
8098 Zurich, Switzerland

Taiwan - R.O.C.	Deutsche Bank AG	296 Ren-Ai Road
Taipei 106 Taiwan, Republic of China
	Standard Chartered Bank (Taiwan) Limited	168 Tun Hwa North Road
Taipei 105, Taiwan, Republic of China

Tanzania	Standard Chartered Bank (Tanzania) Limited	1 Floor, International House
Corner Shaaban Robert St and Garden Ave
PO Box 9011
Dar es Salaam, Tanzania

Thailand	Standard Chartered Bank (Thai) Public Company Limited	Sathorn Nakorn Tower
14th Floor, Zone B
90 North Sathorn Road
Silom, Bangkok 10500, Thailand

Togo	via Standard Chartered Bank Côte d'Ivoire S.A., Abidjan, Ivory Coast	23, Bld de la République
17 BP 1141 Abidjan 17 Côte d'Ivoire

Trinidad & Tobago	Republic Bank Limited	9-17 Park Street
Port of Spain
Republic of Trinidad & Tobago, West Indies

Tunisia	Banque Internationale Arabe de Tunisie	Direction des Marches de Capitaux
1080 Tunis Cedex, Tunisia

Turkey	Citibank, A.ª.	Tekfen Tower
Eski Buyukdere Caddesi 209
Kat 3
Levent 34394 Istanbul, Turkey
	Deutsche Bank A.ª.	Eski Buyukdere Caddesi
Tekfen Tower No. 209
Kat: 17 4
Levent 34394 Istanbul, Turkey

Uganda	Standard Chartered Bank Uganda Limited	5 Speke Road
P.O. Box 7111
Kampala, Uganda

Ukraine	PJSC Citibank	16-g Dymytrova St.
Kyiv 03150, Ukraine

United Arab Emirates -	HSBC Bank Middle East Limited	HSBC Securities Services
Dubai Financial Market	(as delegate of The Hongkong and Shanghai Banking Corporation Limited)	Emaar Square
Level 3, Building No. 5
P O Box 502601
Dubai, United Arab Emirates

United Arab Emirates -	HSBC Bank Middle East Limited	HSBC Securities Services

Dubai International	(as delegate of The Hongkong and Shanghai Banking Corporation Limited)	Emaar Square

Financial Center		Level 3, Building No. 5
P O Box 502601
Dubai, United Arab Emirates

United Arab Emirates -	HSBC Bank Middle East Limited	HSBC Securities Services

Abu Dhabi	(as delegate of The Hongkong and Shanghai Banking Corporation Limited)	Emaar Square
Level 3, Building No. 5
P O Box 502601
Dubai, United Arab Emirates

United Kingdom	State Street Bank and Trust Company, United Kingdom branch	525 Ferry Road
Edinburgh EH5 2AW, Scotland

Uruguay	Banco Itaú Uruguay S.A.	Zabala 1463
11000 Montevideo, Uruguay

Venezuela	Citibank, N.A.	Centro Comercial El Recreo
Torre Norte, Piso 19
Avenida Casanova
Caracas, Venezuela 1050

Vietnam	HSBC Bank (Vietnam) Limited	Centre Point
	(as delegate of The Hongkong and Shanghai Banking Corporation Limited)	106 Nguyen Van Troi Street
Phu Nhuan District
Ho Chi Minh City, Vietnam

Zambia	Standard Chartered Bank Zambia Plc.	Standard Chartered House
Cairo Road
P.O. Box 32238
10101, Lusaka, Zambia

Zimbabwe	Stanbic Bank Zimbabwe Limited	3rd Floor
	(as delegate of Standard Bank of South Africa Limited)	Stanbic Centre
59 Samora Machel Avenue
Harare, Zimbabwe